UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2021

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2021 (the “Closing Date”), TopBuild Corp., a Delaware corporation (the “Company”), completed its previously reported private offering of $500.0 million aggregate principal amount of 4.125% Senior Notes due 2032 (the “Notes”). The Company intends to use the net proceeds from the issuance of the Notes, together with borrowings under a new term loan and cash on hand, to fund the purchase price payable in connection with the consummation of its previously announced acquisition (the “Acquisition”) of Distribution International, Inc., including the payment of related fees and expenses.

The Notes were issued and are governed under an indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, the Company’s current subsidiaries (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity. The Notes bear interest at 4.125% per annum, which accrues from the Closing Date, and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2022. The Notes will mature on February 15, 2032 unless earlier redeemed or repurchased.

Guarantees. The Notes are guaranteed on an unsecured senior basis by all of the Guarantors. Additionally, each of the Company’s future wholly owned domestic subsidiaries that is a borrower or guarantor of obligations under the Company’s senior credit facilities will be required to join the Indenture as a guarantor of the Notes.

Ranking. The Notes and the guarantees thereof are the general senior unsecured obligations of the Company and the Guarantors, respectively, and rank equal in right of payment with all of the Company’s and the Guarantors’ respective existing and future unsubordinated indebtedness.

Redemption. The Company may redeem the Notes, in whole or in part, at any time on or after October 15, 2026 at the redemption prices specified in the Notes. The Company may also redeem all or part of the Notes at any time prior to October 15, 2026 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest to, the redemption date. Additionally, the Company may redeem up to 40% of the aggregate principal amount of the Notes prior to October 15, 2024 with the net cash proceeds of certain sales of its capital stock at 104.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption only if, after the redemption, at least 60% of the aggregate principal amount of the Notes originally issued remains outstanding.

Special Mandatory Redemption. The notes will be subject to a “special mandatory redemption” in the event that (i) the Acquisition is not consummated on or prior to August 7, 2022 or (ii) prior to August 7, 2022, the related agreement and plan of merger is terminated, other than in connection with the consummation of the Acquisition, and is not otherwise amended or replaced. If a special mandatory redemption event occurs, the Company will redeem the Notes at the “special mandatory redemption price” equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, from the Closing Date, or the most recent date to which interest has been paid, up to, but not including, the special mandatory redemption date.

Change of Control. If the Company undergoes a Change of Control (as defined in the Indenture) prior to maturity, the Company must make an offer to repurchase all of the Notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to, but not including, the repurchase date.

Covenants. The Indenture contains restrictive covenants that, among other things, generally limit the ability of the Company and certain of its subsidiaries (subject to certain exceptions) to (i) create liens, (ii) pay dividends, acquire shares of capital stock and make payments on subordinated debt, (iii) place limitations on distributions from certain subsidiaries, (iv) issue or sell the capital stock of certain subsidiaries, (v) sell assets, (vi) enter into transactions with affiliates and (vii) effect mergers. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

Events of Default. The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in the payment of certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

No Registration. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which are filed as Exhibit 4.01 and Exhibit 4.02, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.01	Indenture, dated October 14, 2021, by and among TopBuild Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee

4.02	Form of 4.125% Senior Note due 2032 (incorporated by reference to Exhibit A of the Indenture filed as Exhibit 4.01 to this Current Report on Form 8-K)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ John S. Peterson
		Name:	John S. Peterson
		Title:	Vice President and Chief Financial Officer
Dated: October 15, 2021

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